UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 17, 2013 (September 11, 2013)

ANCESTRY.COM LLC

(Exact name of registrant as specified in its charter)

Delaware	333-189129-16	37-1708583
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

360 West 4800 North, Provo, UT		84604
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (801) 705-7000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) Compensatory Arrangements of Certain Officers.

As part of the use of proceeds from the private offering of Notes (as defined below) by the Parent (as defined below) described in Item 8.01, Timothy Sullivan and Howard Hochhauser will receive additional payments in respect of shares that they own in Ancestry US Holdings Inc. (“US Holdings”), an indirect subsidiary of the Parent. Although shareholders of US Holdings are not entitled to a distribution from the proceeds of the Notes offering, the Registrant (as defined below) has decided to make payments to Messrs. Sullivan and Hochhauser in an amount equal to the amount of the distribution to which these executives would have been entitled had their US Holdings shares been an equivalent number of Ancelux Topco S.C.A. shares, the indirect parent of the Parent. The payments will be in the amount of approximately $150,014 for Mr. Sullivan and approximately $1,402,404 for Mr. Hochhauser. Such amounts include the payment in respect of the US Holdings shares and an additional amount intended to put these executives in an after-tax position that is substantially similar to that in which they would have been had they owned the shares in Ancelux Topco directly.

Item 8.01. Other Events.

On September 17, 2013, Ancestry.com LLC (“Registrant”), announced that its parent, Ancestry.com Holdings LLC, a Delaware limited liability company (the “Parent”), closed a private offering of $300 million aggregate principal amount of 9.625% / 10.375% senior notes due 2018 (the “Notes”), pursuant to Rule 144A and Regulation S under the Securities Act of 1933, as amended. The offering of the Notes priced on September 11, 2013. The Parent intends to use the net proceeds from the sale of the Notes to pay cash dividends on, and/or make other payments in respect of, the Parent’s or its subsidiaries’ equity interests. A copy of the press release issued by the Registrant is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following material is filed as an exhibit to this Current Report on Form 8-K:

Exhibit Number	Description of Exhibit

99.1	Press release issued by the Registrant on September 17, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

ANCESTRY.COM LLC (Registrant)

BY:	/s/ William C. Stern
William C. Stern
General Counsel

Date: September 17, 2013

INDEX OF EXHIBITS

Exhibit Number	Description

99.1	Press release issued by the Registrant on September 17, 2013